UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 19, 2010

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 North 85th Street, Suite 300, Scottsdale, AZ 85255

(Address of Principal Executive Offices) (Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07        SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 19, 2010, the Company held its Annual Meeting of Stockholders at 10:00 a.m. local time at the Marriott McDowell Mountains located at 16770 North Perimeter Drive, Scottsdale, AZ 85260. The following matters were voted upon at the meeting, with the result being that all proposals were passed by the shareholders:

Proposal No. 1

The Company’s stockholders elected four individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Steven J. Hilton	22,954,672	926,807	4,005,534
Ray Oppel	23,160,018	721,461	4,005,534
Richard T. Burke, Sr.	23,808,774	72,705	4,005,534
Dana Bradford	23,808,772	72,707	4,005,534

Proposal No. 2

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditing firm for the 2010 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,810,117	69,136	7,760	—

Proposal No. 3

The Company’s stockholders approved an amendment to the Company’s 2006 Stock Incentive Plan to increase the number of shares available for issuance.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,243,091	10,625,583	12,805	4,005,534

Proposal No. 4

The Company’s stockholders approved an amendment to the Company’s 2006 Stock Incentive Plan reapproving, expanding and clarifying the Company’s stock award performance criteria.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,368,405	2,495,393	17,681	4,005,534

Proposal No. 5

The Company’s stockholders approved an amendment to the Company’s 2006 Annual Incentive Plan reapproving, expanding and clarifying the Company’s cash award performance criteria and extending the plan’s termination date.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,724,755	1,120,813	41,445	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITAGE HOMES CORPORATION

Dated: May 19, 2010	By:	/s/ LARRY W. SEAY
	Name:	Larry W. Seay
	Title:	Executive Vice President & Chief Financial Officer